Exhibit 99.3

Validus Holdings, Ltd. Bermuda Commercial Bank Building 19 Par-la-Ville Road Hamilton, HM 11 Bermuda

Mailing Address:
Suite 1790 48 Par-la-Ville Road Hamilton, HM 11 Bermuda

Telephone: (441) 278-9000 Facsimile: (441) 278-9090 Website: www.validusre.bm
VALIDUS INCREASES OFFER FOR IPC HOLDINGS
Increased Offer Provides Total Current Consideration of $30.14 per IPC Share
13.2% Premium to Current IPC Share Price
Increased Offer Includes $3.00 Cash per IPC Share
Validus Urges IPC Board to Support Offer and IPC Shareholders to Vote AGAINST
Max Amalgamation
Hamilton, Bermuda — May 18, 2009 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) today announced that it has delivered an increased offer to the Board of Directors of IPC Holdings, Ltd. (“IPC”) (NASDAQ: IPCR) for the amalgamation of Validus and IPC. Under the increased offer, IPC shareholders will now receive $3.00 in cash and 1.1234 Validus voting common shares for each IPC common share.
The increased offer provides IPC shareholders with total consideration of $30.14 per IPC share based on Validus’ closing price on Friday, May 15, 2009, a 13.2% premium to IPC’s closing price that day and a 21.9% premium based on IPC’s and Validus’ closing prices on March 30, 2009, the last trading day before the announcement of Validus’ initial offer. Under Validus’ initial offer, IPC shareholders would have received 1.2037 Validus voting common shares, and no cash, for each IPC common share.

	Initial	Increased
	Offer	Offer
Per IPC Share
Cash Consideration	$—	$3.00
Exchange Ratio	1.2037	1.1234
Current Value Per IPC Share [1]
Cash	$—	$3.00
Common Shares	29.08	27.14

Total	$29.08	$30.14
Premium To IPC Share Price [1,2]
% Premium	9.2%	13.2%
$ Premium	$2.45	$3.51

[1]	Based on closing price of Validus on May 15, 2009 of $24.16 per share.

[2]	Based on closing price of IPC on May 15, 2009 of $26.63 per share.

“This increase underscores our strong commitment to the acquisition of IPC and reinforces the clear superiority of our offer over IPC’s proposed amalgamation with Max Capital,” stated Ed Noonan, Validus’ Chairman and Chief Executive Officer. “In addition, by adjusting our exchange ratio, we are able to provide the IPC shareholders with a meaningful cash component, a request we have heard repeatedly from IPC shareholders whom we’ve talked to extensively over the last few weeks, along with the continued opportunity to benefit from being part of a leading Bermuda carrier in the short-tail reinsurance and insurance market. The combined company will have a global underwriting platform, quality diversification into profitable business lines with superior growth opportunities, a strong balance sheet and a proven management team.”
Mr. Noonan continued, “Following numerous meetings with IPC shareholders, we believe there is widespread support for our acquisition of IPC, and in light of our increased offer, we urge the IPC Board of Directors to determine that our new proposal is superior to the transaction with Max and to withdraw its support for the Max amalgamation, which provides no consideration to IPC shareholders and significantly increases their exposure to risky assets and underperforming business lines. While we hope the IPC Board will do the right thing and support our increased offer which delivers even greater value to its shareholders, our Exchange Offer and the Scheme of Arrangement that we are pursuing under Bermuda law will allow us to complete a timely closing of our acquisition of IPC on the same economic terms as our increased offer even without the support of IPC’s Board.”
Validus is also amending the terms of its Exchange Offer for all of the outstanding common shares of IPC, as well as the Scheme of Arrangement, to reflect its increased offer for IPC. As previously announced, the Exchange Offer will expire at 5:00 p.m., New York City time (6:00 p.m., Atlantic time), on Friday, June 26, 2009, unless extended. The revised offering documents, including a new letter of transmittal, describing the improved economic terms of the Exchange Offer and the means for IPC shareholders to tender IPC common shares into the offer will be delivered to IPC shareholders. Shareholder questions regarding the Exchange Offer or requests for offering documents should be directed to Validus’ Information Agent for the Exchange Offer, Georgeson Inc., toll-free at (800) 213-0317 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
Vote AGAINST Proposed Max Amalgamation
Validus continues to urge IPC shareholders to preserve their right to receive the improved economic terms of the Validus offer by voting AGAINST the Max Capital amalgamation on the GOLD proxy card. Shareholders who have previously voted on IPC’s white proxy card may obtain assistance in revoking or changing that vote by contacting Georgeson Inc. toll-free at (888) 274-5119 (banks and brokers should call (212) 440-9800), or email validusIPC@georgeson.com.
Copies of the transaction documents and an updated Validus investor presentation, detailing the benefits of Validus’ increased offer, will be available on its website at www.validusre.bm.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.
Contacts:
Investors:
Validus Holdings, Ltd.
Jon Levenson, Senior Vice President
+1-441-278-9000
or
Media:
Jamie Tully/Jonathan Doorley
Sard Verbinnen & Co
+1-212-687-8080

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Validus will be able to enter into and to consummate the proposed acquisition on the terms set forth in the improved Validus amalgamation offer; 2) uncertainty as to the actual premium that will be realized by IPC shareholders in connection with the proposed acquisition; 3) uncertainty as to the long-term value of Validus common shares; 4) unpredictability and severity of catastrophic events; 5) rating agency actions; 6) adequacy of Validus’ or IPC’s risk management and loss limitation methods; 7) cyclicality of demand and pricing in the insurance and reinsurance markets; 8) Validus’ limited operating history; 9) Validus’ ability to implement its business strategy during “soft” as well as “hard” markets; 10) adequacy of Validus’ or IPC’s loss reserves; 11) continued availability of capital and financing; 12) retention of key personnel; 13) competition; 14) potential loss of business from one or more major insurance or reinsurance brokers; 15) Validus’ or IPC’s ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 16) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 17) the integration of Talbot or other businesses we may acquire or new business ventures we may start; 18) the effect on Validus’ or IPC’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 19) acts of terrorism or outbreak of war; 20) availability of reinsurance and retrocessional coverage; 21) failure to realize the anticipated benefits of the proposed acquisition, including as a result of failure or delay in integrating the businesses of Validus and IPC; and 22) the outcome of litigation arising from the Validus Offer for IPC, as well as management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and the risk factors included in IPC’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and IPC on file with the Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information about the Proposed Acquisition and Where to Find It:
This press release relates to the Exchange Offer by Validus to exchange each issued and outstanding common share of IPC for 1.1234 voting common shares of Validus and $3.00 in cash. This press release is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, IPC common shares, nor is it a substitute for the Tender Offer Statement on Schedule TO or the preliminary prospectus/offer to exchange included in the Registration Statement on Form S-4 (including the letter of transmittal and related documents and as amended and supplemented from time to time, the “Exchange Offer Documents”) that Validus has filed or may file with the SEC. The Registration Statement has not yet become effective. The Exchange Offer will be made only through the Exchange Offer Documents.
This press release is not a substitute for the proxy statements that Validus has filed or may file with the SEC or any other documents which Validus may send to its or IPC’s shareholders in connection with the proposed acquisition, including the definitive proxy statement seeking proxies to oppose the issuance of IPC shares in connection with the amalgamation agreement between IPC and Max (the “Opposition Proxy Statement”) sent by Validus to IPC shareholders. Validus has also filed a preliminary proxy statement with the SEC seeking proxies to approve the issuance of Validus voting common shares in connection with the proposed transaction between IPC and Validus

(the “Validus Share Issuance Proxy Statement”). In addition, Validus has filed preliminary proxy statements with the SEC in connection with the Scheme of Arrangement (the “Scheme of Arrangement Proxy Statements”).
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE EXCHANGE OFFER DOCUMENTS, THE OPPOSITION PROXY STATEMENT, THE VALIDUS SHARE ISSUANCE PROXY STATEMENT, THE SCHEME OF ARRANGEMENT PROXY STATEMENTS AND ANY OTHER PROXY STATEMENTS OR RELEVANT DOCUMENTS THAT VALIDUS HAS FILED OR MAY FILE WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Senior Vice President, at +1-441-278-9000.
Participants in the Solicitation:
Validus and certain of its executive officers are deemed to be participants in any solicitation of shareholders in connection with the proposed acquisition. Information about Validus’ executive officers is available in Validus’ proxy statement, dated March 25, 2009 for its 2009 annual general meeting of shareholders.
# # #